UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2017

RED LION HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-13957	91-1032187
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Market St. #500

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(509) 459-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2017, Red Lion Hotels Corporation, doing business as RLH Corporation, (the “Company”) and its wholly-owned subsidiary TicketsWest.com, Inc. (“TicketsWest”) entered into an Asset Purchase Agreement with Paciolan, LLC (“Paciolan”) providing for the sale of certain specified liabilities of TicketsWest and substantially all of the assets of TicketsWest, including ticketing agreements and engagement agreements with various entertainment venues, teams and artists located throughout the Western United States, to Paciolan (the “Asset Sale”) for an estimated purchase price at closing, before transaction costs, of $6.0 million. The accrued third party ticketing liability and the cash balance, which were $9.2 million and $8.5 million, respectively, as of June 30, 2017 are included as part of the Asset Sale. As a result, the Company’s cash balance is expected to decrease upon completion of the Asset Sale.

The Company entered into the Asset Purchase Agreement to give Paciolan certain rights of indemnification, including indemnification in connection with any inaccuracy or breach of the representations or warranties of TicketsWest in the Asset Purchase Agreement, breaches or non-fulfillment of TicketsWest’s obligations in the Asset Purchase Agreement and against any third party claims arising out of the assets and obligations of TicketsWest occurring on or prior to the closing date of the Asset Sale.

Consummation of the Asset Sale is subject to standard conditions of closing. The Asset Purchase Agreement allows up to 120 days from signing to close the Asset Sale. The Company expects to close the transaction near the end of the third quarter of 2017.

A copy of the Company’s and Paciolan’s joint press release announcing the sale is filed as Exhibit 99.1 hereto and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements – not applicable.

(b)	Pro forma financial information – to be filed on a current report on Form 8-K, Item 2.01, upon closing of the Asset Sale.

(c)	Shell company transactions – not applicable.

(d)	EXHIBIT	DESCRIPTION

	99.1	Press Release dated August 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Date: August 15, 2017	By:	/s/ Douglas L. Ludwig
Douglas L. Ludwig
Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)